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                                                                   EXHIBIT 10.16

                             ARTICLES OF AGREEMENT


                                    BETWEEN


                           STILLWATER MINING COMPANY


                                      AND


                        OIL, CHEMICAL AND ATOMIC WORKERS
                         INTERNATIONAL UNION, AFL-CIO,
                                    AND ITS
                                   LOCAL 2-1



                                  JULY 1, 1996

                             ARTICLES OF AGREEMENT

          This Agreement dated July 1, 1996, made and entered into by and between Stillwater Mining Company (hereinafter referred to as the "Company") and the Oil, Chemical and Atomic Workers International Union, AFL-CIO, and its Local 2-1 (hereinafter referred to as the "Union").

          The general purpose of this Agreement is to foster and promote stable and cooperative labor relations between the Company and its represented employees and to promote the mutual interests of the Company and the Union, by setting forth mutual promises and obligations herein assumed, the parties agree as follows:


                            ARTICLE I - RECOGNITION

SECTION 1.

          The Company recognizes the Union as the sole and exclusive bargaining representative for the purpose of collective bargaining with respect to rates of pay, wages, benefits, hours of employment and other conditions of employment pertaining to all Stillwater Mining Company employees employed by the Company at the facilities at Nye, Montana; and the facilities at Columbus, Montana, to wit:
All hourly production and maintenance employees, including warehouse employees and custodians; but excluding all temporary student summer hires, professional employees, technical and laboratory employees, office clerical employees, guards, dispatchers and supervisors, and those above the rank of supervisor, as defined in the act; National Labor Relations Board case number 27-RC-7563, Certification dated December 19, 1995.

SECTION 2.

          The Company recognizes that the Union's Workers' Committee is the duly selected body which represents Union interests to the Company. The Workers' Committee shall be selected by the Union, and consist of seven (7) members, including the Local Union President who shall be Chair. The six (6) remaining members of the

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Workers' Committee shall consist of three (3) from the Mine, one (1) from the
Concentrator, one (1) from the Smelter/BMR, and one (1) from Maintenance. Alternates may be selected to replace members of the Committee who may be absent.

          The Local Union President shall promptly notify the Company, in writing, of the names of the members of the Workers' Committee and such stewards as it may select. The Company will be notified, in writing, of any changes and shall not be required to recognize the above until notified in writing.

          The Company recognizes the Workers' Committee as the bargaining committee for purposes of collective bargaining; as representatives in the Management-Union Committee meetings as set forth in Article VI; and as stewards as set forth in Article VII.

          The Company recognizes the role of the International Union Representative. As such, the International Union Representative may be present at meetings between Management and the Union, provided notice is given in advance. The Union agrees that such activities will not result in any disruption of the Company's operations, and employees will not neglect their duties and responsibilities.

SECTION 3.

          The provisions of this Agreement shall be binding upon the Company and the Union, and its successors and assigns. The provisions of this Agreement constitute the sole procedure for the processing and settlement of any claim under this Agreement.

SECTION 4.

          There shall be no strikes, work stoppages or work slowdowns by the Union, or lockouts by the Company, during the term of this Agreement.


                         ARTICLE II - TERM OF AGREEMENT

          This agreement shall remain in effect through 12 noon July 1, 1999, and if not terminated at the end of that period by sixty (60) days written notice by one party to the other prior to this date, shall continue in effect thereafter until terminated by either party upon ninety (90) days written notice of its desire to terminate or modify this Agreement.


                        ARTICLE III - MANAGEMENT RIGHTS

          The Union recognizes that management retains all the general and traditional rights to manage the business as well as any rights under law or agreed to by the parties. These rights rest exclusively in the management who are the sole decision makers regarding the operation of the business. The following listing of specific management rights is not intended to be all-inclusive, but simply sets forth some of those rights considered to be general rights of management. The fact that a particular management right is not included in the following listing does not mean the right does not exist:

          The right to determine the number of employees required by the Company at any place from time to time, for any and all operations; to determine the jobs, content of jobs and to modify, combine or cease any job, department or operation; to hire, classify, transfer, promote, demote and layoff employees; to determine qualifications, evaluate performance and assign and direct the workforce; to maintain order and discipline; to make, alter and amend reasonable rules of conduct and procedures for employees; to reprimand, suspend, discharge and otherwise discipline for just cause.

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          The right to determine the number and types of facilities and working places; the kinds and locations of machines, tools and equipment to be used; and the right to schedule production; to maintain efficiency; to introduce new or improved research methods, materials, machinery and equipment; to set the standards of productivity and the products to be produced; to determine the working schedules of employees, including the number of hours and shifts to be worked; to determine the amount and form of incentive and/or bonus compensation to be paid in addition to wages set forth in Appendix A; to use independent contractors to perform any work or services provided such contracting does not result in the layoff of employees covered by this Agreement.

          The Company's failure to exercise any right or function reserved to it, or the exercise of a management right in a particular way, shall not prevent the Company from exercising any of its rights in the future or in some other way not in conflict with the express provisions of this Agreement. The only restrictions on management rights are those expressly provided for in this Agreement. The exercise of these rights alleged to be in conflict with any other provision of this Agreement shall be subject to the grievance and arbitration procedures herein.


                        ARTICLE IV - NON-DISCRIMINATION
SECTION 1.

          There shall be no discrimination or harassment by the Company, its officers, or agents, or the Union, or its members against any employee because of membership or non-membership in any lawful union, participation or non-participation in any lawful union activity, or because any employee has exercised or failed to exercise any right specifically provided under this Agreement.

          The Company and the Union agree there shall be no discrimination against any employee because of religion, race, color, creed, age, sex, national origin, or disability as set forth in the Americans with Disabilities Act.


                           ARTICLE V - UNION SECURITY

SECTION 1.

          Every employee covered by this Agreement must, for the life of this Agreement after the grace period described below, satisfy a financial obligation to the Union as the exclusive bargaining representative. Under this Agreement, the financial obligation for union members is an amount equivalent to monthly dues, and for non-members a fee amount, as determined by the Union, to perform the duties as exclusive representative under this Agreement.

          This financial obligation is a condition of continued employment and is in consideration for the cost of representation and collective bargaining and is not contingent upon present or future membership in the Union.

          The grace period for this Agreement is thirty (30) calendar days following the completion of the employee's probationary period as set forth in
Article X, or by the thirtieth (30th) calendar day following the effective date of this Agreement, whichever is later.

          Neither the Union or Company, nor any of their officers, agents or members shall intimidate or coerce employees about membership or non-membership in the Union. If any dispute arises as to whether there has been any violation of this provision (or whether an employee affected by this Agreement has failed to meet the financial obligation), the dispute shall be submitted directly to the arbitration clause found in this Agreement for determination.

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          The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken by the Company in complying with the provisions of this Article.

SECTION 2.

          For employees in the bargaining unit, the Company agrees to deduct the Union dues for the month from the wages due each month, providing each employee from whose check Union dues are to be deducted has on file a signed payroll deduction authorization, as stated in Appendix B.


                    ARTICLE VI - MANAGEMENT-UNION COMMITTEE

SECTION 1.

          The Company and the Union recognize the benefits of an open forum where information, mutual concerns, interests, and complaints (not covered under Article VII) affecting the workplace can be freely discussed, with a view to exploring possible solutions which are acceptable and beneficial to employees, the Union and the Company. Without limiting the opportunity for the Union and the Company to meet informally at the Nye or Columbus facilities, the parties agree to establish a Management-Union Committee (MUC) as set forth below.

SECTION 2.

          The Workers' Committee will serve as representatives for the Union at MUC meetings. The Company representatives will be comprised of Senior Management personnel.

          MUC meetings will normally be held during regular business hours, as necessary, on at least a quarterly basis. Logistics for the meeting will be mutually agreed upon, and coordinated through the Human Resources Department. Senior Management from the Nye and Columbus facilities will discuss agenda items with the Local Union President prior to the meeting. A formal meeting agenda will be given to all committee members at least five (5) days prior to the meeting, whenever possible.

          For employees on their regularly scheduled shifts, time spent at MUC meetings will be considered as time worked and will be paid at employee's normal base rate. The Company will make every reasonable effort to schedule the MUC members on shift during MUC meetings.

SECTION 3.

          The Union and the Company agree that the Management-Union Committee is limited to joint discussion and consultation, and it is in no way intended to limit or restrict the rights reserved to the Union or the Company by this Agreement. The Committee is not intended to take the place of normal communication between employees and the Company, or to serve as an alternative to the grievance and arbitration provisions of this Agreement, or to interfere with or attempt to renegotiate any of the provisions of this Agreement, except as set forth in Article XXIII, Section 4.


                    ARTICLE VII - GRIEVANCE AND ARBITRATION

SECTION 1.

          It is recognized that, from time to time, dispute(s) between the Company and its employees may occur. Employees are encouraged to settle these differences as quickly as possible with their immediate foreman or supervisor. If desired, the employee may be accompanied and assisted by a steward or grievance committee member.

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          A "grievance" is a dispute as to the interpretation, application, or alleged violation of any of the provisions of this Agreement.

SECTION 2.

          The Union will establish a grievance committee for dealing with grievances for each of the following departments: Mine, Concentrator Operations, Maintenance and Smelter/BMR. The Union will select up to three (3) employees to serve on such grievance committees from each of the above departments for the purpose of processing grievances which are not resolved in Step 2. The Local Union President, or designee, shall be a member of each of the above grievance committees. The Union will notify the Company, in writing, of the names of the employees serving on the above grievance committees, and such stewards as it may select, and of any changes in membership of same.

SECTION 3 - GRIEVANCE PROCEDURE.

          Should a grievance arise that is not verbally settled with the immediate supervisor, an earnest effort will be made to settle such grievance in the following manner:

Step 1:  Within fifteen (15) calendar days from the time the grievance arose,
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the employee (or steward or grievance committee member) will present the grievance, in writing, using the standard grievance form, to the immediate supervisor, with a copy to the Human Resources Manager and the Local Union President. The employee may be assisted by a member of the grievance committee or a steward, if so desired. The supervisor will give a written reply within seven (7) calendar days of said meeting.

Step 2:  Failing satisfactory resolution at Step 1, the matter may be presented
------
to the grievant's Department Head, with a copy to the Human Resources Manager, within ten (10) calendar days of the immediate supervisor's decision. The Department Head will convene a meeting with the employee, a steward or grievance committee member, and Human Resources Representative, within ten (10) calendar days of notification from the Union, for the purpose of resolving said grievance. The Department Head will give a written reply within seven (7) calendar days of said meeting.

Step 3:  Failing satisfactory resolution at Step 2, the matter may be presented
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to the Director of Operations at Nye or Director of Processing at Columbus (as
appropriate), with a copy to the Human Resources Manager, within ten (10) calendar days of the Department Head's decision, with a request that a meeting be held with said Director, or designee, for the purpose of resolving said grievance. The Director will convene a meeting with the grievance committee, a representative from the Human Resources Department and another management person. The meeting shall be held within fourteen (14) calendar days from the time the matter is submitted to said Director. The Director will render a written decision to the Local Union President within ten (10) calendar days of the meeting.

SECTION 4 - ARBITRATION PROCEDURE.

          If the Union disagrees with the decision rendered by the Director, it may within thirty (30) calendar days from the date of the decision, refer the grievance to the Federal Mediation and Conciliation Service for handling according to the voluntary labor arbitration rules then pertaining. The parties shall request the Federal Mediation Service to submit a panel of seven (7) arbitrators. Each party shall have the right to reject one panel of arbitrators. Strike of the first name shall be determined by the flip of a coin and then the parties shall alternately strike a name until one arbitrator is left. The arbitrator shall be notified of selection by a letter from the parties requesting that the arbitrator set a time for the hearing, subject to the availability of the Company and the Union representative. Arbitration hearings shall be held in Billings, Montana.

          The arbitrator is restricted to interpreting, applying, and determining any violation of the provisions of this Agreement and cannot add to, modify, delete, or otherwise change any provision of this Agreement. The

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decision of the Arbitrator shall be final and binding upon the Company, the
Union, and the employee as it applies to the issue submitted for decision; and shall conclusively determine the same issue for the life of this Agreement.

          The Company and the Union shall bear the costs of their respective expenses, and shall share equally the costs of the arbitrator.

SECTION 5.

          Any employee, if they so desire, shall have the right to have a steward or a grievance committee member present if they are called into a meeting with any foreman or supervisor, which the employee believes may result in disciplinary action. The steward or grievance committee member so utilized by the employee, will request the permission of their immediate supervisor to leave their assigned work and shall report back to their supervisor immediately after completing said meeting. Permission to leave will not be unreasonably withheld.

SECTION 6.

          A. For the purpose of counting "days", the day immediately following the incident giving rise to the grievance, or the day immediately following the day the employee learned, or should have learned, of the incident giving rise to the grievance, shall be the first day.

          B. The time limits set forth in this Article may be extended by mutual agreement.

          C. Failure by the Union to transmit a grievance to the next higher step within the time limit provided will constitute a settlement of that grievance on the basis of the last answer received. If the Company's decision at any step of this procedure is not given within the time limit specified, the grievance may be immediately processed to the next step, including arbitration.

          D. The Human Resources Department will coordinate the scheduling of the meetings required beyond Step 1 of the grievance procedure.

          E. Grievance meetings will, as far as possible, be carried out during the regular hours of work of the employee and/or steward or grievance committee member involved in the grievance. Where a grievance meeting occurs during the working hours of an employee and/or steward or grievance committee member in attendance, the Company will pay for the time spent by said participants which falls within their working hours.

SECTION 7.

          If it is necessary for a steward or grievance committee member to take time off during their regularly scheduled shift to investigate or resolve a grievance, they shall request the permission of their immediate supervisor, which permission shall not be unreasonably withheld. When a steward or grievance committee member enters an area other than their normal work area, they shall inform the supervisor of that area of their presence and reason for being there. As well, a steward or grievance committee member shall inform their supervisor when returning to their normal work area or duties.

SECTION 8.

          In the event of discharge of an employee, a grievance may be presented by either the employee or the Union no later than fourteen (14) calendar days after the effective date of the discharge. The grievance must be presented, in writing, to the Human Resources Manager, or designee, and shall be moved directly to Step 3 of the grievance procedure. Employees who have been discharged shall be provided either personally or by certified mail, a letter stating the reason(s) for the discharge. A copy of said letter will be provided to the Local Union President.

SECTION 9.

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          The Union, by not exercising any functions thus reserved to it or by exercising any such function in a particular way, shall not be deemed to have waived its right to exercise such function as set forth in this Agreement.


                       ARTICLE VIII - MEDICAL ARBITRATION

          In the event a dispute arises concerning the physical fitness of an employee to return to work or to continue to work, an attempt to resolve the dispute by conference or consultation between a licensed physician selected by the Company and a licensed physician selected by the Union, shall first be made.

          If no satisfactory conclusion is reached by the above, and the Union so elects, a Board of three (3) licensed physicians shall be selected, one by the Company, one by the Union, and one by the two so-named, who shall decide the case. The decision of the Board shall be final and binding on both parties to this Agreement and retroactive to the date the dispute arose.

          The Company shall bear the expense of the physician of its choice, and the Union shall bear the expense of the physician of its choice. The expense of the third physician shall be paid by the losing party. In the event that the decision of the Board does not result in a clear-cut losing party, the expense of the third physician shall be borne equally by the parties.


                         ARTICLE IX - SAFETY AND HEALTH

SECTION 1.

          The Company and the Union believe an effective safety and health program is essential for employee morale and well-being, as well as the long-term viability of the Company. Accordingly, the Company recognizes its obligation to prevent, correct and eliminate all unhealthy and unsafe working conditions and practices. Employees are also expected to recognize, address and report unhealthy or unsafe working conditions. Further, employees shall follow all Company safety and health rules and procedures and comply with applicable State and Federal regulations.

SECTION 2.

          The Company will recognize one (1) Safety and Health Committee for the Nye facilities and one (1) Safety and Health Committee for the Columbus facilities. The respective Safety and Health Committees shall consist of representatives elected annually by members of each work group at each location. These Committees shall meet monthly to discuss safety and health issues, recommend corrective actions, and communicate safety and health information back to employees.

SECTION 3.

          A Joint Safety and Health Review Committee (JSHRC) will be established and will meet at least quarterly to review: the activities of the Safety and Health Committees; the overall safety program; accident investigations and near misses (as defined by MSHA); and to make appropriate training and other safety and health related recommendations to the Company. The Union will notify the Company in writing of the names of four (4) representatives selected as members of the JSHRC. One (1) JSHRC member will be selected from each of the following areas: Concentrator Operations, Maintenance, Mine, Processing and Smelter/BMR. There shall be equal representation of Company and Union appointees on the JSHRC. Time spent in JSHRC meetings and approved activities will be considered as time worked. All matters considered and handled by the JSHRC will be reduced to writing, and the joint minutes shall be maintained and communicated at the monthly Safety and Health Committee meetings.

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SECTION 4.

          The Company will conduct occupational health and medical monitoring to measure exposures in the workplace as appropriate, or upon the recommendation of the JSHRC. Results will be distributed to the appropriate Safety and Health Committees and the Local Union President, to the extent that employee confidentiality is not compromised.

SECTION 5.

          The Company will pay for required medical examinations and the results will be kept in the employee's confidential medical file. Upon request, a copy of such records will be provided to the affected employee.

SECTION 6.

          Personal protective equipment required by statute or for special tasks not regularly performed shall be provided by the Company at no cost to the employee. Upon employment, the Company will provide a one-time allocation of other Company required personal protective equipment. The Company will allow employees to purchase subsequent or additional personal protective equipment through the warehouse at Company cost. Employees whose personal protective equipment is damaged or destroyed through abnormal conditions, not attributed to abuse, will receive replacement personal protective equipment through the warehouse at Company expense.

          Prescription safety glasses will be provided at a rate of one (1) pair per year. Employees will bear the cost of the eye examination for prescription. Replacement non-prescription safety glasses will be available for purchase at a price of $1.00 per pair.

SECTION 7.

          The Company will provide for an ongoing safety and health training program meaningful to operating requirements. The Company agrees to review the content of health and safety training courses with the JSHRC prior to selecting the course and/or personnel for the training.

          Time spent on Company approved training will be considered as time worked. The cost of Company approved training shall be paid by the Company and expenses reimbursed based on current Company policy.

SECTION 8.

          No employee shall perform unsafe work, or be required to perform unsafe work. Employees performing unsafe work or unsafe practices will be
subject to disciplinary action, up to and including discharge.   Refusal to
perform unsafe work will not warrant or justify any present or future disciplinary action.

SECTION 9.

          No employee shall lose pay, benefits or any other rights provided for under this Agreement for fulfilling any obligation consistent with this Article and/or for exercising any right under any federal or state regulation.

                       ARTICLE X - SENIORITY, JOB BIDDING

SECTION 1.

          Company seniority shall be determined by an employee's date of
---------------------------
original employment with the Company, or predecessor companies Chevron or Manville, if there has been no service break. Company seniority shall apply only for purposes of applicable benefit plans and earned vacation.

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SECTION 2.

          Plant seniority shall be determined from the employee's date of
-------------------------
original employment with the Company at its facilities covered by this Agreement, or date of reemployment if there had been a break in service. An employee's plant seniority shall be lost if:

          A.   The employee quits.
          B.   The employee is discharged for just cause.
          C. Layoff in excess of two (2) years, or length of service, whichever is less.
          D. Failure to return to work within ninety (90) days after discharge from military service.
          E. Failure to return to work upon termination of a leave of absence or extension thereof .
          F. Promotion to a full-time non-bargaining unit position for a period in excess of one (1) year.

          If a former employee is re-employed subsequent to termination for an above stated cause, said employee shall be considered a new employee for plant seniority purposes.

SECTION 3.

          Department seniority shall be determined by the date on which the
------------------------------
employee begins continuous service in one of the following departments:

          A.   Mine
          B.   Concentrator and surface
          C.   Maintenance
          D.   Warehouse
          E.   Processing (Smelter/BMR)

          The employee will lose department seniority in any previous department once department seniority is established in any other department.

SECTION 4.

          Seniority lists shall be compiled and revised as necessary, but no less often than every three (3) months. The current seniority list will be posted, with a copy to the Local Union President.

SECTION 5.

          All new employees (including persons who have broken prior service) shall be considered probationary employees for a period of seven hundred eighty
(780) hours worked. The probationary period may be extended by five hundred twenty (520) hours worked, upon mutual agreement of the Company and the Union. Probationary employees shall be subject to transfer, promotion, demotion, layoff and/or discipline including discharge, at the sole discretion of the Company. Employees continued in employment after the end of the probationary period shall become full-time employees and shall be credited with continuous service from the original date of hire.

SECTION 6.

          In the event there is a tie based on seniority dates, seniority shall, in each application, be decided by the flip of a coin.

SECTION 7.

          Whenever the Company determines a vacancy, other than a temporary vacancy, exists in any biddable job classification, or a new job becomes available, the Company will post a job bulletin covering such classification on the bulletin boards. The bid will remain posted for ten (10) consecutive days. Employees desiring to bid on the vacancy shall apply in writing to the Human Resources Department within the allotted ten (10) days. Upon

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request, a copy of the job posting and of all bids shall be provided to the
Local Union President. At the end of ten (10) days, the Company will determine the successful candidate based on qualifications to perform the job concerned and plant seniority. If no qualified candidate applies or no bid is received, the job may be filled by the Company from any other source. No employee shall be required to accept a permanent job classification change, except in the case of demotion.

          For purposes of this Article, it is understood that an employee's qualifications to perform a job will be based on any relevant job-related criteria, including performance appraisal, work history, tests, licenses or certifications, and the requisite skills, knowledge and ability.

          Laid off employees, who have seniority rights, shall be eligible to bid on all job postings.

SECTION 8.

          From time to time, temporary vacancies of less than ninety (90) calendar days, may occur due to illness, injury or an abnormal increase in workload. Vacancies of this nature will be filled at the Company's discretion. Full-time job assignments so filled shall be open for bidding within forty-five
(45) calendar days as set forth above.

SECTION 9.

          In the event that the successful bidder proves unsatisfactory after a thirty (30) calendar day break-in period, or chooses not to continue in the new position within the thirty (30) calendar day break-in period, the employee shall be returned to the position last held with no loss of seniority. The Company shall then fill the position with the next most qualified candidate from the original posting.

SECTION 10.

          An employee accepting a job posting outside their department must remain in the new department for a period of one (1) year before bidding for a job posting in any other department. An employee must remain in a new job for a period of four (4) months before bidding on another job posting within the department.


                      ARTICLE XI - HOURS OF WORK, OVERTIME

SECTION 1.

          A. The normal workweek shall begin at 12:01 a.m. each Monday and end at 12:00 midnight the following Sunday.

          B. The normal workday shall start at 12:01 a.m. and end at 12:00 midnight each calendar day.

          C. Overtime shall be paid for all hours worked in excess of forty (40) hours during a normally scheduled workweek.

          D. Eight (8) hours per day shall constitute the normal workday for some employees; ten (10) hours per day shall constitute the normal workday for some employees; and twelve (12) hours per day shall constitute the normal workday for some employees.

          Changes in working schedules (other than temporary incidental changes) shall be discussed at a Management-Union Committee (MUC) meeting prior to implementation.

SECTION 2.

          An employee who is called back for immediate work after leaving Company property or who is called for immediate work outside their scheduled working hours, and actually begins working, shall be paid time and one-

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half (1 1/2) for work actually performed or a minimum of four (4) hours at the straight-time rate, whichever is greater. Employees will be compensated for call out travel at the current Company mileage rate, up to a maximum of fifty (50) miles each way.

SECTION 3.

          If an employee's regularly scheduled shift is canceled, then at Company discretion, the employee will:

          A.   Be paid for four (4) hours, or
          B. Be paid for hours actually worked, with a minimum of four (4) hours.

          Employees will receive no pay for a canceled shift if they are notified of the cancellation at least ninety (90) minutes prior to the start of their shift. Notification may be by telephone or word of mouth.

SECTION 4.

          Upon prior approval of the supervisor(s) involved, employees may mutually agree to exchange shifts or days off provided such exchange does not cause any disruption or increased cost to the Company, and that the exchange does not cause the employee to be on duty more than sixteen (16) hours in any twenty-four (24) hour period. Such requests may not be unreasonably withheld.

SECTION 5.

          No employee shall be rescheduled during any work week for the purpose of avoiding the payment of overtime.

SECTION 6.

          The Company agrees that overtime will be distributed as uniformly and equally as possible and practical within each classification. Employees shall not be forced to work overtime as long as there are employees in their classification who are qualified and willing to work such overtime. If no qualified employee(s) volunteer to accept requested overtime, the Company will assign the overtime to a qualified employee, based on reverse order of department seniority. Employees who decline offered overtime will be charged for the overtime offered as if it has been worked for the purpose of overtime allocation.

SECTION 7.

          Any employee who has worked sixteen (16) consecutive hours shall be compensated at double (2) time for all hours worked over sixteen (16). Any employee who has worked sixteen (16) hours, or more, shall be allowed a rest period of at least eight (8) hours with no loss of overtime pay.

SECTION 8.

          Pyramiding of overtime paid for the same hours worked shall be prohibited under this Agreement. In cases where more than one overtime rate may be payable for the same hours worked, only that rate which is higher shall be paid.

SECTION 9.

          For the purpose of computing weekly overtime (only), the following shall be considered as time worked: Sick/personal leave, hours for holidays, jury/witness service as per Article XXI, union business involving contract administration as defined in this Agreement or negotiations for the purpose of renewing this Agreement, which fall on an employee's regularly scheduled work day; or meetings, training and conferences required by the Company. Such hours shall not exceed the number of hours in the employee's normal work day.
However, time paid for
sick/personal leave will not count as time worked for overtime purposes if an employee does not work the last scheduled full work day of the week in which the overtime occurs.

SECTION 10.

          Except for the first shift worked for each work rotation, an employee shall be given twenty-four (24) hours notice of a change in shift. In the event that such twenty-four (24) hours notice is not given, the employee shall receive one and one-half (1 1/2) times their base rate for all hours worked on the first shift of the change. This does not apply to employees requesting a change of rotation.

SECTION 11.

          Employees working eight (8) hour shifts shall be paid a shift differential of twenty-five cents (25c) per hour over the rate of the classification on which they are working for all hours worked on the evening shift, and fifty cents (50c) per hour over the rate of the classification on which they are working for all hours worked on the midnight shift. Employees working ten (10) hour shifts will be paid a shift differential of thirty-five cents (35c) per hour over the rate of the classification on which they are working for all hours worked on the evening or night shift. Employees working twelve (12) hour shifts shall be paid a shift differential of fifty cents (50c) per hour over the rate of the classification on which they are working for all hours worked on the evening or night shift.



                 ARTICLE XII - LAY-OFF, RECALL, SEVERANCE PAY

SECTION 1.

          For the purpose of lay-off and recall, qualifications to perform the job(s) concerned and plant seniority shall apply. The last qualified full time employee hired in each department shall be the first full time employee laid off in each department, and so on. In the event of a layoff, a senior employee in one department shall have the right to displace a junior employee in another department, providing such employee is qualified to perform the job in question. Upon recall, the last full time employee laid off will be the first full time employee recalled, providing such employee is qualified to perform the job in question. Full time employees will continue to accrue seniority, for bidding purposes only, while on layoff. Full time employees will not be laid off until all temporary employees have been laid off.

SECTION 2.

          Any employee on layoff who has kept their address on file with the Company will, for a period of two (2) years as provided in Article X, be given notice at the address on file of a vacancy to be filled for which the employee is eligible. The Company, if necessary, will fill such vacancy immediately on a temporary basis. If the former employee cannot be located or does not respond to the Company within ten (10) calendar days after a reasonable attempt to notify has been made, the former employee shall lose seniority rights over other employees on the layoff list and the next eligible employee shall be offered such vacancy. If within the above ten (10) calendar day period, the laid-off employee notifies the Company of their intention to accept such vacancy, the Human Resources Department will coordinate return to work arrangements. A recalled employee shall be allowed up to fourteen (14) days from the date of such notice-of-acceptance to report for work without loss of seniority rights, unless there is a documented temporary medical reason hindering reporting for duty, or at Company request. Reinstatement shall be granted if the employee is physically able to return to the previously held classification (or other classification which the employee is eligible to return to), as determined by a Company-paid physical examination (at the Company's discretion).

          If a laid-off employee, with recall rights, refuses a reinstatement offer at said employee's last classification, or refuses more than one reinstatement offer outside their last classification, the employee forfeits all recall rights.

SECTION 3.

          Any full time employee who is laid off as a result of a long-term reduction-in-force (over 90 days), and having been in continuous full-time service of the Company for at least one (1) year immediately prior to such lay-off shall be given one (1) week's pay for each year of service with the Company at the employee's present base rate up to a maximum of twelve (12) weeks' pay.

          Any full-time employee who is laid off and granted severance pay pursuant to this section, if re-employed and subsequently laid off through a reduction-in-force, shall be denied a second severance pay allowance unless continuous service since re-employment has been one year or more. Any employee who is laid off or whose employment is severed and granted severance pay pursuant to this Section, if re-employed within a length of time which is less than that paid as severance, shall reimburse the Company the excess severance pay within sixty (60) days of recall. Any excess severance pay repaid to the Company as set forth above, shall be paid to the employee in the event of a subsequent lay-off.

          If a full time employee with one or more years of continuous service with the Company is laid off because of force reduction after January 1st of any year in which the employee has not taken vacation and/or used sick/personal leave previously earned, shall receive, upon lay-off, vacation and/or sick/personal leave pay equal to vacation and/or sick/personal leave pay earned under this Agreement, plus pro rata pay for the vacation and/or sick/personal leave being earned the year in which the lay-off occurs.

SECTION 4.

          The Company will meet with the MUC Committee to discuss any layoffs or reduction-in-force prior to implementation. The Company shall notify the Union of any pending layoff or reduction-in-force as far in advance as possible. In the event of a short-term layoff (less than ninety (90) days duration) the Company will maintain its portion of the cost to maintain Company benefits during said layoff.


                    ARTICLE XIII - CLASSIFICATION AND WAGES

SECTION 1.

          The classifications and rates of pay attached hereto as Appendix "A" shall be made a part of this Agreement and shall continue in effect for the duration of this Agreement.

SECTION 2.

          The proposed creation of a new classification(s), or the elimination or change of an existing classification(s), shall first be discussed at a meeting of the MUC committee. If the parties are unable to agree on such new classification(s) or changes, the Union may file a grievance as set forth in this Agreement.

SECTION 3.

          Any work peculiar to a classification that requires special skills or experience will normally be done by employees assigned to that classification.

SECTION 4.

          Employees assigned to work in a classification above their current classification will be paid the higher rate of pay while working in the higher classification, unless such work in the higher classification is for the purposes of training and qualifying for the higher classification.

SECTION 5.

          Employees assigned to a higher classification from the Laborer classification will be upgraded to the rate of pay of the job they are working after completion of the probation period as set forth in Article X, unless the Company documents that said employee is not qualified for the higher job.

SECTION 6.

          If a full-time employee is assigned temporarily to a classification paying a lower wage than their regularly assigned classification, no reduction in wages shall be made.

SECTION 7.

          If a full-time employee is demoted, through no fault of their own, from their regular classification, the employee shall receive the higher rate of pay for a period one (1) week for each full year of service at the previous classification, at the time assigned to the lower classification. There shall be no pyramiding of rate retention under this provision.

SECTION 8.

          Supervisory or other management personnel shall not perform work which is normally performed by bargaining unit personnel, except for training or instruction, investigation, testing, emergencies, and situations in which no qualified bargaining unit employee is available to do the job required.


                           ARTICLE XIV - MEAL POLICY

SECTION 1.

A. Employees will be provided sufficient time to eat during their regularly scheduled shift.

B. Any employee required to work more than two (2) hours beyond the normal quitting time shall be provided with a meal. An additional meal will be furnished for each additional four (4) hours of continuous work. It is understood that the meals herein provided shall be furnished by the Company at its expense. The employee shall be given sufficient time to eat the meal so furnished and such time shall be considered as time worked. The Company may, with the agreement of the involved employee(s), in lieu of a meal and time to eat the meal, compensate the employee by the payment of one additional hour at time and one-half (1 1/2).


                             ARTICLE XV - HOLIDAYS

SECTION 1.

          The following days shall be considered holidays:

          New Year's Day            Good Friday
          Memorial Day                     Independence Day
          Labor Day                        Thanksgiving
          Day after Thanksgiving    Christmas Eve
          Christmas Day                    Personal Holiday**

          ** Personal Holiday: Any day during the calendar year which the employee elects to take with advance notice to, and approval from, the Company as set forth in Section 6 of this Article.

SECTION 2.

          Employees who are required to work on any of the above holidays shall receive pay at the rate of time and one-half (1 1/2) for all hours worked, plus holiday pay for the normal scheduled shift on such holidays. Each full time employee not required to work on these holidays shall receive eight (8) hours pay for such holidays at their regular rate of pay. Employees scheduled to work on a holiday who fail to report to work will not receive holiday pay.

SECTION 3.

          When a Saturday or Sunday holiday is observed on a weekday (Monday through Friday), the holiday pay shall apply on that weekday. Employees scheduled to work seven (7) days per week rotating shift, will be paid holiday pay on the calendar day on which the holiday occurs. The actual holiday schedule shall be posted each year, as soon as practical.

SECTION 4.

          An employee absent on either the scheduled workday before or after the holiday will not receive pay if the absence is not approved by the Company. An employee who is receiving disability benefits on both the scheduled workday before and after the holiday will not receive pay for the holiday.

SECTION 5.

          An employee who works on a higher rated job than their regular job on the last scheduled shift immediately preceding and the first scheduled shift following an unworked holiday will receive holiday pay for such holiday at the rate of the higher rated job.

          An employee who works on a higher rated job than their regular job on a holiday shall be paid for such holiday at the holiday rate for the higher rated job.

SECTION 6.

          Employees will be entitled to one (1) personal holiday which may be taken after the employee has completed their probationary period, provided at least one (1) week's notice is given to the Company. Scheduled annual vacation shall take precedence over the scheduling of personal holidays.

          In the case where more than one employee per crew requests to take a personal holiday on the same day, department seniority will govern if the personal holiday had been scheduled between January 1 and March 31 of any year. Personal holidays will be allocated on a first come, first serve basis if scheduled after April 1 of any year.

          Personal holidays will be allocated and granted based on operational needs and the wishes of the employee, not unreasonably denied. No more than one
(1) person per crew shall be allowed off on personal holiday on any particular day, except at Company discretion.

          When an employee takes the personal holiday immediately prior to or immediately after a holiday, such employee shall be paid in accordance with
Section 2 and Section 4 of this Article, provided that the employee works the last scheduled shift prior to and the next scheduled shift after the holiday and the personal holiday.

          If the personal holiday is not scheduled to be taken in the calendar year, the employee will be paid for eight (8) hours for the personal holiday at their base rate. Personal holidays may not be banked or carried over into the next year.


                   ARTICLE XVI - SICK/PERSONAL LEAVE/VACATION

SECTION 1 - SICK/PERSONAL.

          A. Employees will accrue 3.33 hours per month, to be utilized for sick/personal leave. Hours so accrued may not be taken until an employee has completed their probationary period. Personal leave may be taken with the approval of the supervisor, based on operating requirements. Approval of the supervisor will not be unreasonably withheld.

          At the beginning of each calendar year, an employee who has completed one (1) full year of continuous service, will be credited with forty (40) hours sick/personal leave. At the end of each calendar year amounts of unused sick/personal leave may be banked, up to a maximum of one hundred twenty (120) hours. Unused sick/personal leave that is not banked will be paid to the employee. The Company may require an employee absent due to non-occupational illness or injury to bring a physician's statement to use banked sick/personal leave.

          B. Each employee must make every reasonable effort to provide the supervisor with as much advance notice as possible for pre-scheduled events for which the employee requests a sick/personal time off. Employees are encouraged to schedule personal business during their scheduled time off. Any unscheduled absence in which the employee misses three or more scheduled shifts due to illness requires a statement from the employee's physician. Sick/personal pay is calculated at the employee's base rate in effect at the time the absence is taken.

          C. Upon termination of employment (including retirement), employees will be paid for any banked sick/personal leave.

          D. Sick/personal leave accruals for employees who retire, are laid off or terminate employment will be as follows: For each complete calendar month worked during the current year, employees will receive 1/12 (one-twelfth) of their sick/personal leave allotment. This is in addition to the vacation earned during the prior year as set forth in this Article.

Vacation
--------

          Employees will be eligible for paid vacation time in accordance with the following provisions. Employees are eligible to borrow up to forty (40) hours vacation leave when they have completed six (6) months continuous service.

               IN EACH CALENDAR YEAR IN             AMOUNT OF PAID
               WHICH AN EMPLOYEE COMPLETES          VACATION AVAILABLE
------------------------------------------          ------------------
               1st through 4th year of service           80 hours **
               5th through 9th year of service          120 hours
               10th through 19th year of service        160 hours
               20th through 29th year of service        200 hours
               30th and later years of service          240 hours

          ** Less any Vacation leave used between the completion of the probationary period and the one-year anniversary date.

          A. At the beginning of the calendar year, each full time employee who has completed six (6) months continuous service will be credited with vacation based on length of service. Employees must use a minimum of eighty
(80) hours of their vacation leave annually. Vacation must be taken in full-shift increments, unless shift scheduling dictates otherwise. Vacation may, at Company request, be "carried over" into the next calendar year. All unused vacation will be paid to the employee. Vacation requests must be pre-authorized by the supervisor at least one calendar week in advance.

          B. Vacation schedules shall be posted or circulated among employees during the month of January of each year for employees to indicate their vacation preference. Vacation request forms will be utilized, with a copy of the approved form returned to the employee. Vacation will be scheduled to meet the preference of employees whenever possible. In case of conflict over any vacation period, vacation will be granted in order of department seniority. Where an employee elects to split vacation, that employee's seniority rights shall prevail only for the first choice until all other employees in the vacation unit have had their first choice. It is understood that the Company retains the right to schedule vacations as operational conditions dictate; however, no employee shall be forced to take vacation which has already been approved at a time undesirable to the employee.

          C. Holidays falling during an employee's vacation will be compensated for by holiday pay or by a one-day extension of the vacation, as the employee elects.

          D. Employees who do not take unused vacation at Company request may be paid in lieu of, in addition to the amount earned by the employee based on time actually worked. If, due to an extreme situation, the Company requires an employee to work during a previously scheduled vacation, the Company will make the employee whole for any verifiable, non-refundable expenses incurred by the employee.

          E. An employee may request their vacation date be changed and the Company may grant such request, based on operating needs and the existing approved vacation schedule.

          F. An employee terminating service with the Company, for any reason, who has not taken the vacation due that year shall be paid for the same at the time of termination. In the event part of the vacation has been taken, the employee will be paid for the unused portion not taken. In addition, for each complete calendar month worked during the current year, employees will receive 1/12 (one-twelfth) of their earned vacation allotment.



                    ARTICLE XVII - UNION LEAVES OF ABSENCE

SECTION 1 - UNION LEAVE, SHORT TERM.

          The Company may grant a leave of absence, without pay, for Union officials or members to attend Union functions. Such leaves shall be granted based on operating requirements of the Company, but shall not be unreasonably withheld. Employees shall retain service, seniority and benefits during such leaves of absence.

          Requests for such leaves must be made by the Union to the Company, and should be made with as much advance notice as possible, but not less than fourteen (14) calendar days except in extenuating circumstances.

SECTION 2 - UNION LEAVE, LONG TERM.

          Upon thirty (30) days written notice from the Union, a leave of absence to perform work for the Union will be granted for one (1) employee for a period of time of up to one (1) year. The employee may elect to return to the employee's previous classification with a thirty (30) day written notice for reinstatement from the Union to the Company.

          Such employee will hold and accumulate seniority and continuous service for all purposes during such leave. Upon request, the employee will be allowed to continue Company Group Health Plan, and Long and Short Term Disability Plans, by paying the full cost of such benefits during the period of leave.

          Reinstatement shall be granted if the employee is physically able to return to the previously held classification, as determined by a Company paid physical examination. If such employee is physically unable to return to the previously held classification, the employee will be allowed to return to a job the employee is qualified to perform, if such job exists.


                    ARTICLE XVIII - OTHER LEAVES OF ABSENCE

SECTION 1 - FAMILY AND MEDICAL LEAVE.

          Employees who have been employed for at least one (1) year and worked at least 1250 hours during the preceding twelve (12) month period, shall be granted a leave of absence in the event of the birth or adoption of an employee's child or the serious health condition of an employee's child, spouse or parent, as set forth under the Family and Medical Leave Act (FMLA). Such leave will be granted for up to a maximum of twelve (12) calendar weeks in a rolling twelve (12) month period.

          Request for such leave shall be made through the employee's immediate supervisor. When the need for leave is foreseeable, the employee shall provide at least thirty (30) days advance notice. An employee may request more than one
(1) family leave within a twelve (12) month period, but the total time on leave within that period may not exceed twelve (12) calendar weeks.

          The employee will provide medical certification to the Company confirming the need for family and medical leave. The request for such leave must be renewed and new medical certification submitted to the Company every thirty (30) days.

          Credited service for all purposes under this Agreement will accrue during the period covered by the family and medical leave of absence. The employee returning from family and medical leave will be reinstated to the position held prior to the leave, or a comparable position.

          Any absence under this provision will not be considered an occurrence under the Excessive Absenteeism Policy. There will be no requirement for the employee to use vacation for an absence covered under this provision. However, the Company will waive the seven (7) day advance vacation notice requirement for an employee electing to use paid vacation for this leave. Employees whose absences are covered under FMLA are required to utilize all available current year sick/personal leave. Under this provision, an employee who has exhausted vacation and other paid leave will be granted up to three (3) days paid leave, in a calendar year.

          Employees will not perform work for pay while on family and medical leave, except with written permission of the Company. All other requirements and conditions under the FMLA shall apply.

SECTION 2 - EMERGENCY LEAVE.

          An employee may request a leave of absence without pay for a period not to exceed twenty-four (24) hours to handle an emergency in the immediate family and such request shall be granted. The Company may require an employee given such leave to provide evidence of such emergency situation. Any legitimate absence under this provision will not be considered an occurrence under the Excessive Absenteeism Policy.

SECTION 3 - PERSONAL LEAVE WITHOUT PAY.

          Personal Leave Without Pay may be granted for the purpose of conducting legitimate personal matters when operating conditions permit and the employee has no available Paid Leave. Such leave must be approved in writing by the Department Manager. The Company makes no guarantee to reinstate any employee beyond the first thirty-one (31) days of such leave.

SECTION 4 - ELECTION TO POLITICAL OFFICE.

          Upon written application, an employee who has been elected or appointed to a Federal, State or Local political office, may be granted an unpaid leave of absence for the period of time necessary to fulfill the required responsibilities of the position, or as required by law. Approval will not be unreasonably refused.

          Employee(s) on such a leave will hold and accumulate seniority and continuous service for all purposes during such leave, and may be allowed to continue all Company benefits by paying the employees' cost of such benefits during the period of leave. The Company will make arrangements for the employee(s) on leave to pay such costs.

                        ARTICLE XIX - MILITARY SERVICE

SECTION 1.

          The Company shall accord to each employee who leaves active employment to enter military service of the United States or Reserve or National Guard, such rights as the employee shall be entitled to under the Uniform Services and Reemployment Rights Act (USERRA).

SECTION 2.

          Any employee who is required to attend an encampment of the Reserve of the Armed Forces or the National Guard shall be paid, for a period not to exceed seventeen (17) days, and such pay shall be the excess of the employee's base wages over Government pay for the period of military leave.


                        ARTICLE XX - BEREAVEMENT LEAVE

SECTION 1.

          In the event of the death of an employee's spouse, children or step-children, and upon notification and application to the employee's immediate supervisor, an unpaid bereavement leave of up to five (5) days shall be granted to the employee. Additional unpaid bereavement leave may be granted with approval by the department head.

          In the event of death in an employee's immediate family, and upon notification and application to the employee's immediate supervisor, an unpaid bereavement leave of up to three (3) days shall be granted to the employee. Additional unpaid bereavement leave may be granted with approval by the department head. Immediate family is limited to the employee's parents, step-parents, brothers, sisters, grandparents and grandchildren, and the parents and grandparents of the employee's spouse.

          To offset the expenses associated with attending the funeral, any employee who has completed the probationary period shall be paid the equivalent of five (5) days base wages in the event of the death of spouse, children or step-child, or three (3) days base wages in the event of the death of an immediate family member.


                      ARTICLE XXI - JURY, WITNESS SERVICE

SECTION 1.

          Employees selected for jury duty or subpoenaed for witness service are expected to report for such jury duty or witness service, and will be allowed the necessary time off to perform such service. Employees shall contact their immediate supervisor prior to reporting for jury duty or subpoenaed witness service. An employee who reports and is then released from such service shall immediately contact the employee's supervisor to coordinate return to work. The Company will make reasonable allowances for travel and shift schedules.

          Permanent employees who are absent because of jury duty, government subpoena where the Company is not a party, or Company subpoena, will be paid the difference between the jury duty or specified witness pay and their normal base wages for scheduled shifts missed. Employees will be required to provide documentation of such service to receive applicable pay.


                         ARTICLE XXII - CONTRACTING OUT

SECTION 1.

          The Company, having the availability of equipment, skills, manpower, or the time to do the work, shall not contract out classified work now being done by employees of the Company as long as there are qualified employees or qualified former employees with re-employment rights. This shall not apply to the installation of equipment or construction or any other activities not ordinarily done by employees of the Company.

SECTION 2.

          Before commencing any major contract job to be performed on the premises, the Company will notify the Local Union President or designee, in writing, describing the nature, scope, and expected duration of the work to be performed. The Company further agrees that it will meet, as necessary, with the Local Union President or designee, to discuss information concerning contracting out. Requests for such meetings shall not be unreasonably denied.


                         ARTICLE XXIII - MISCELLANEOUS

SECTION 1 - COPIES OF AGREEMENT.

          The Company and the Union desire every employee to be familiar with the provisions of the Collective Bargaining Agreement and employee's rights and duties under it. The Company shall print and provide a copy of this Agreement in booklet form to each employee, plus twenty-five (25) extra copies for the Union.

SECTION 2 - BULLETIN BOARDS.

          The Company shall provide for secure bulletin boards, one at the Smelter and one at the main entrance to the Nye operation, to accommodate otherwise lawful official Union notices and announcements. The Union is responsible for all postings on Union bulletin boards.

SECTION 3 - PERSONNEL RECORDS.

          Employees in the bargaining unit shall have access to their own personnel file, by appointment with the Human Resources Manager, for the purpose of reviewing it in person. A Union representative may accompany the employee, with the employee's permission.

          Entries placed in an employee's permanent personnel file shall be in writing. A copy of such entries shall, upon request, be given to the involved employee. An employee may elect to provide a copy to their Union representative. The employee may also make a written reply to any disciplinary action and have same placed in the permanent personnel file.

          The Company will provide, upon request, relevant and necessary information, to the Union, in order to administer the contract during its term.

SECTION 4 - AMENDMENTS.

          This Agreement during its life may be amended only by mutual consent of the parties hereto. Any amendments made to this Agreement shall be reduced to written form and shall be duly signed by the authorized representatives of the Company and the Union.

SECTION 5 - BOOT ALLOWANCE.

          The Company shall provide a safety shoe/boot allowance of up to $100.00 per contract year per employee, when the employee provides a receipt for same.

SECTION 6 - COMPANY POLICIES.

          The following Company Policies are included in this Agreement by reference:

          1.   Conflict of Interest
          2.   Discipline
          3.   Drug and Alcohol
          4.   Employee Parking
          5.   Environmental Compliance
          6.   Equal Employment Opportunity
          7.   Excessive Absenteeism
          8.   Maintenance Tool Replacement
          9.   Reporting Accident/Injury
          10.  Reporting Off or Late
          11.  Returning to Work after Illness or Injury
          12.  Ride Share Program
          13.  Safety and Health
          14.  Security
          15.  Sexual Harassment
          16.  Solicitation
          17.  Weapons

          It is understood that in the case of any conflict between this Agreement and Company Policy, this Agreement prevails.

SECTION 7 - SERVICE OF NOTICE.

          Whenever provision is made herein for service of notice, such notice shall be served:

          A. By Personal Service: COMPANY: Manager of Human Resources, Stillwater Mining Company, or designee in the Manager's absence. UNION:
President (Chair, Worker's Committee), or in the President's absence, to the Financial Secretary-Treasurer of Local 2-1.

          B. By Certified Mail, Return Receipt Requested: COMPANY: Manager of Human Resources, Stillwater Mining Company, HC 54, Box 365, Nye, MT 59061.
UNION: President (Chair, Worker's Committee), Local 2-1 OCAWIU, P. O. Box 69, Absarokee, MT 59001, with a copy to International Representative, OCAWIU, P. O. Box 21635, Billings, MT 59104.

          C. Date of service shall be the date of personal service or the date the notice is posted by the certified mail receipt, properly addressed to the party being served.

                       ARTICLE XXIV - MINE/PLANT CLOSURE

          The Company agrees it will notify the Union in writing at least ninety
(90) days in advance of shutdown of any of the facilities covered by the Bargaining Unit which involve permanent transfer or layoff of employees in the Bargaining Unit. The Company and the Union shall meet within fifteen (15) days thereafter to bargain in good faith regarding the effect and possible options for employees and the Company.


                             ARTICLE XXV - VALIDITY

SECTION 1.

          Nothing contained in this Agreement shall be construed in any way as interfering with the obligation of the parties hereto to comply with any and all State and Federal laws, or any rules, regulations, and orders of duly constituted authorities pertaining to matters covered herein, and such compliance shall not constitute a breach of this Agreement.

SECTION 2.

          If any court shall hold any part of this Agreement invalid, such decision shall not invalidate the entire Agreement.


                            ARTICLE XXVI - BENEFITS

SECTION 1.

          The Company agrees that it will not withdraw or reduce any of the present benefit plans or benefits, namely:

          401(k) Savings Plan
          Health Benefit Plan (Blue Cross/Blue Shield)
          Wellness Program (if available)
          Dental Plan
          Prescription Drug Plan
          Life Insurance
          Supplemental Life Insurance
          Accidental Death & Dismemberment Insurance
          Sick/Personal Leave
          Short-term Disability Plan
          Long-term Disability Plan
          Employee Assistance Plan


SECTION 2.

          In the event the Company desires during the term of this Agreement to add, change or amend any such plans, it will present such changes to the Union at least thirty (30) days prior to the proposed effective date of such changes, with a complete explanation of the reasons for such changes. Within fourteen
(14) days after the Company gives the Union such notice, the Union will notify the Company whether it has any objections to such changes. If the Union objects to such changes or amendments, then the Company and the Union will meet to negotiate the objections and attempt to settle the questions raised by the Union. If the parties are unable to agree on the proposed amendments or changes, they may not be implemented during the term of the Agreement.

          IN WITNESS WHEREOF the parties have caused this instrument to be executed by their duly authorized representatives this first day of July, 1996:


                             EFFECTIVE JULY 1, 1996


OIL, CHEMICAL & ATOMIC WORKERS                 STILLWATER MINING COMPANY:


INTERNATIONAL UNION - LOCAL 2-1:


/s/ D. EDWARDS                              /s/ GIL CLAUSEN
____________________________________        ____________________________________
Dan C. Edwards,                             Gil Clausen,
  International Union Representative           Director of Operations


/s/ BRUCE KELLEY                            /s/ GREGG J. HODGES
____________________________________        ____________________________________
Bruce Kelley, Local President               Gregg Hodges,
                                               Director of Processing

/s/ DICK CAMPBELL                           /s/ T. J. MCNEILL
____________________________________        ____________________________________
Dick Campbell, Mine                         T. J. McNeill,
                                               Maintenance Superintendent

/s/ JOHN F. EISENBRAUN                      /s/ LINDA M. SPRATT
____________________________________        ____________________________________
John Eisenbraun, Smelter/BMR                Linda Spratt,
                                               Human Resources Manager

/s/ BILL EVANS                              /s/ JOHN E. THOMPSON
____________________________________        ____________________________________
Bill Evans, Mill                            John Thompson,
                                               Project Manager East Boulder

/s/ FARRELL LIEN
____________________________________
Farrel Lien, Maintenance


/s/ BENJAMIN S. PALIN
____________________________________
Ben Palin, Mine


/s/ DENNIS A. STORCK
___________________________________
Dennis Storck, Mine

                          TENTATIVE AGREEMENT BETWEEN

                        O.C.A.W. LOCAL UNION NUMBER 2-1

                                      AND

                           STILLWATER MINING COMPANY

                                  MAY 7, 1997

THIS AGREEMENT, made and entered into this 7th day of May 1997, by and between STILLWATER MINING COMPANY, for its laboratory employees, and OIL, CHEMICAL & ATOMIC WORKERS INTERNATIONAL UNION, and its Local Union No. 2-1, sets forth this tentative agreement reached between the Company and the Union's Workers' Committee.

1. The parties have agreed to the changes necessary to bring the laboratory into the existing CBA as set forth in U-1 through U-4, dated 4/14/97, which are attached. U-5 is hereby withdrawn.

2. Except as stated otherwise in this Agreement, laboratory employees will be covered by the same benefit plans as other Bargaining Unit Employees.

3. Through the term of the existing CBA, the parties agree that for laboratory employees only, any employee with a documented pre-existing condition (prior to March 5, 1997) will continue to be covered for the Short Term Disability (STD) benefit as set forth in the STD Plan for Exempt and Non-Exempt, which is attached.

4. Effective May 1, 1997, wages for laboratory employees will be as set forth in the Company's wage proposal, dated 4/15/97.

5. Any laboratory employee whose current wage rate exceeds the wage schedule of that classification, will be "grandfathered" until such time as the rate of pay for that classification exceeds the "grandfathered" rate, at which time the rate of pay will be the rate of the appropriate classification.

6. The parties agree to engage in discussions regarding a certification program for laboratory employees, pursuant to the attached letter.

Agreed to this 7/th/ day of May, 1997:

For OCAWIU:                                   For Stillwater Mining Company:
 /s/ D. EDWARDS                                /s/ GIL CLAUSEN
--------------------------------              --------------------------------
Dan C. Edwards,                               Gil Clausen,
International Representative                  Director of Operations

For Local 2-1, OCAWIU:
 /s/ BRUCE KELLEY
--------------------------------
Bruce Kelley,
President

UNION PROPOSAL:    U1
DATE:              3/24/97
REVISION:          1
DATE:              4/14/97

DATE TA:           4/14/97

                            ARTICLE I - RECOGNITION

SECTION 1.

          The Company recognizes the Union as the sole and exclusive bargaining representative for the purpose of collective bargaining with respect to rates of pay, wages, benefits, hours of employment and other conditions of employment pertaining to all Stillwater Mining Company employees employed by the Company at the facilities at Nye, Montana; and the facilities at Columbus, Montana, to wit:
All hourly production and maintenance employees, including warehouse employees, laboratory technicians (including leadmen), and custodians; but excluding all temporary student summer hires, professional employees, technical employees, office clerical employees, guards, dispatchers and supervisors, and those above the rank of supervisor, as defined in the act; National Labor Relations Board case number 27-RC-7563, Certification dated December 19, 1995.

SECTION 2.

          The Company recognizes that the Union's Workers' Committee is the duly selected body which represents Union interests to the Company. The Workers' Committee shall be selected by the Union, and consist of seven (7) members, including the Local Union President who shall be Chair. The six (6) remaining members of the Workers' Committee shall consist of three (3) from the Mine, one
(1) from the Concentrator/Laboratory, one (1) from the Smelter/BMR, and one (1) from Maintenance/Warehouse. Alternates may be selected to replace members of the Committee who may be absent.

          The Local Union President shall promptly notify the Company, in writing, of the names of the members of the Workers' Committee and such stewards as it may select. The Company will be notified, in writing, of any changes and shall not be required to recognize the above until notified in writing.

          The Company recognizes the Workers' Committee as the bargaining committee for purposes of collective bargaining; as representatives in the Management-Union Committee meetings as set forth in Article VII; and as stewards as set forth in Article VIII. The Company recognizes the role of the International Union Representative. As such, the International Union Representative may be present at meetings between Management and the Union, provided notice is given in advance. The Union agrees that such activities will not result in any disruption of the Company's operations, and employees will not neglect their duties and responsibilities.

UNION PROPOSAL:    U2
DATE:              3/24/97
REVISION:
DATE:

DATE TA:           4/14/97


                    ARTICLE VII - GRIEVANCE AND ARBITRATION

SECTION 2.

          The Union will establish a grievance committee for dealing with grievances for each of the following departments: Mine, Concentrator Operations, Maintenance/Warehouse, Smelter/BMR, and Laboratory. The Union will select up to three (3) employees to serve on such grievance committees from each of the above departments for the purpose of processing grievances which are not resolved in Step 2. The Local Union President, or designee, shall be a member of each of the above grievance committees. The Union will notify the Company, in writing, of the names of the employees serving on the above grievance committees, and such stewards as it may select, and of any changes in membership of same.

[Sections of this Article not specifically changed herein, remain unchanged.]

UNION PROPOSAL:    U3
DATE:              3/24/97
REVISION:                1
DATE:              4/14/97

DATE TA:           4/14/97

                         ARTICLE IX - SAFETY AND HEALTH


SECTION 3.

          A Joint Safety and Health Review Committee (JSHRC) will be established and will meet at least quarterly to review: the activities of the Safety and Health Committees; the overall safety program; accident investigations and near misses (as defined by MSHA); and to make appropriate training and other safety and health related recommendations to the Company. The Union will notify the Company in writing of the names of five (5) representatives selected as members of the JSHRC. One (1) JSHRC member will be selected from each of the following areas: Concentrator Operations, Maintenance/Warehouse, Mine, Smelter/BMR, and Laboratory. There shall be equal representation of Company and Union appointees on the JSHRC. Time spent in JSHRC meetings and approved activities will be considered as time worked. All matters considered and handled by the JSHRC will be reduced to writing, and the joint minutes shall be maintained and communicated at the monthly Safety and Health Committee meetings.

[Sections of this Article not specifically changed herein, remain unchanged.]

UNION PROPOSAL:    U4
DATE:              3/24/97
REVISION:          1
DATE:              4/14/97

DATE TA:           4/14/97

                       ARTICLE X - SENIORITY, JOB BIDDING


SECTION 3.

          Department seniority shall be determined by the date on which the employee begins continuous service in one of the following departments:

            A.    Mine
            B.    Concentrator and surface
            C.    Maintenance
            D.    Warehouse
            E.    Processing (Smelter, BMR and Laboratory)

          The employee will lose department seniority in any previous department once department seniority is established in any other department.

[Sections of this Article not specifically changed herein, remain unchanged.]